CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Medic Computer Systems, Inc. on Forms S-8 (File Nos. 33-68198 and 333-15173) of our reports dated March 21, 1997 on our audits of the consolidated financial statement schedule of Medic Computer Systems, Inc. as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, which report is included in this Annual Report on Form 10-K.




(Signature of Coopers & Lybrand, L.L.P. appears here)
Coopers & Lybrand, L.L.P.




Raleigh, North Carolina
March 21, 1997